UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

ARTHROCARE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34607	94-3180312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7000 West William Cannon, Building One

Austin, TX  78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

2013 Executive Officer Bonus Plan

On March  7, 2013, the Board of Directors of ArthroCare Corporation (the “Company”) adopted the Company’s 2013 Executive Officer Bonus Plan, a copy of which is attached hereto as Exhibit 10.1, which is a cash bonus plan in which all of the Company’s named executive officers are participants. Under the 2013 Executive Officer Bonus Plan, all named executive officers are eligible to receive a target cash bonus equal to a percentage of their base salary, as set forth in the plan, subject to certain bonus multipliers. The Chief Executive Officer is eligible to receive a target cash bonus equal to 80% of his base salary under this plan, subject to certain bonus multipliers. The actual bonus awarded under this plan to each participant will be a function of the Company’s 2013 achievement level for total revenue, adjusted operating margin and adjusted free cash flow and, with respect to each participant other than the Chief Executive Officer, the participant’s achievement of personal performance objectives determined by the Chief Executive Officer. In the case of the Chief Executive Officer, the Target Bonus Payment may be increased or decreased by the Compensation Committee of the Board of Directors..

The foregoing description of the 2013 Executive Officer Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2013 Executive Officer Bonus Plan attached hereto.

Item 7.01.             Regulation FD Disclosure.

On March 4, 2013, the Company signed in acknowledgement a letter received from Smith & Nephew, Inc., confirming that the Supply & Distribution Agreement effective September 2, 2005 between the Company, ArthroCare Corporation Cayman Islands, and Smith & Nephew, Inc. (the “Agreement”) shall automatically renew for three (3) additional years in accordance with its terms.  Such renewal extends the Agreement until September 2, 2016, at which point, under the terms of the Agreement, it will automatically renew for three (3) additional years, unless Smith & Nephew, Inc. has provided the Company with at least ninety (90) days written notice of their intent to terminate.

Item 9.01.             Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1	2013 Executive Officer Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: March 8, 2013	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer